Exhibit 10.26

Solar-grade Polysilicon Supply Agreement

by and between

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

And

Suzhou CSI Solar Power Technology Co., Ltd.

Serial Number on the side of Seller: SSC00232

Serial Number on the side Buyer: CSI-ZN80818-A

August 20, 2008

Polysilicon Supply Agreement

This Solar-grade Polysilicon Supply Agreement (the “Agreement”) is executed in Suzhou, PRC by and between the following Parties on August 20, 2008.

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (“Seller”) (on behalf of itself and any relevant Affiliates established or to be established within the territory of PRC, which is to participate in this Agreement upon Buyer’s written confirmations), a company incorporated in the PRC with its legal address at No. 66, Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province, PRC, and

Suzhou CSI Solar Power Technology Co., Ltd. (“Buyer”), a company incorporated in the PRC with its legal address at No. 199 Lushan Road, New District, Suzhou, Jiangsu Province, PRC.

Buyer and Seller are referred to as the “Parties,” collectively and “Party,” individually.

PREAMBLE

WHEREAS, Buyer intends to purchase certain amount of polysilicon, and Seller intends to supply to Buyer certain amount of polysilicon to Buyer,

NOW, THEREFORE, in connection with the foregoing and based on the mutual representations, warranties, covenants and agreements herein contained, Seller and Buyer agree as follows:

ARTICLE I DEFINITIONS

Unless otherwise defined in this Agreement or specified by the context, the following terms shall bear the following meanings:

1.1	“Agreement” means this Solar-grade Polysilicon Supply Agreement, including its preamble and main body as well as any exhibits, schedules, appendixes hereto, as it may be amended, modified or supplemented from time to time.

1.2	“Term of this Agreement” means the period from the Effective Date of this Agreement through December 31, 2009, i.e., the effective term of this Agreement. During the Term of this Agreement, this Agreement shall remain in full force and effect before the Parties fully perform their respective obligations.

1.3	“Business Day” means any day on which companies in the PRC are open for business, including any Saturday or Sunday which the PRC government temporarily adjusts to be a business day (“Adjusted Business Day”), not including any public holiday or any Saturday or Sunday other than a Adjusted Business Day.

1.4	“Effective Date” means the date when the Parties duly execute this Agreement.

1.5	“Contract Year” means each calendar year during the Term of this Agreement.

1.6	“Affiliate” or “Affiliates” with respect to any Party, means any company which directly or indirectly controls, or is controlled by, or is under the common control with such Party. “Control” in this definition means directly or indirectly owns (i) fifty percent (50%) or more shares with voting rights of a company, or (ii) fifty percent (50%) or more registered capital of a company.

1.7	“Loss” or “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, losses (including loss in profits or depreciation in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts of any proceedings or of any claims, defaults or assessment (such fees and expenses are to include all relevant fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Agreement against any Party hereto or otherwise, or (iii) settling any action or proceeding or threatened action or settlement).

1.8	“Intellectual Property” means all the rights from any of the following items: invention, discovery, improvement, utility model, copyrightable work, industrial design or mask work, algorithm, data structure, trade secrets or know-how, product pricing information, product specification, confidential information, or any idea having commercial value. Intellectual Property shall also include any trademark, trade dress, trade name, domain name, or other marks that serve to identify and distinguish goods or services as coming from, or falling under the control of, a single source. Intellectual Property shall include all rights of whatsoever nature in computer software and data, all intangible rights or privileges of a nature similar to any of the foregoing in every case in any part of the world, and all rights in any applications and granted registrations for any of the foregoing rights.

1.9	“China” or “PRC” means the People’s Republic of China, but not include Hong Kong, Macao, or Taiwan for the purpose of this Agreement.

1.10	“Renminbi” or “RMB” means the lawful currency of PRC.

1.11	“Laws” means those laws, regulations, rules, and other legislative, executive or judicial notices, decisions or pronouncements binding on either Party, or in relation to the subject matter of this Contract.

1.12	“Product” or “this Product” means the solar grade polysilicon as defined in products specification in Exhibit A to this Agreement. Seller agrees to sell and deliver and Buyer agrees to buy and take possession of the Products according to the terms of this Agreement.

1.13	“Price” shall have the meaning assigned by Clause 3.2.2 in this Agreement.

1.14	“Payment” means the total amount of the Price (net price) of the Products and the value-added tax to be paid by Buyer.

1.15	“Total Price” means the total Price of the products to be paid by Buyer according to this Agreement, which is calculated according to the quantity set out in Exhibit B to this Agreement or the actual delivered quantity to be adjusted in accordance with the terms herein, and the Price and value-added tax of the Products.

ARTICLE II GENERAL PROVISIONS

2.1	Each Exhibit attached hereto constitutes an integral part of this Agreement and shall have the same force and effect as this Agreement.

2.2	Headings preceding the text, articles and clauses hereof are solely for the purpose of convenience and reference and shall not be construed to affect the meaning, interpretation or effect of this Agreement.

2.3	During the Term of this Agreement, Buyer shall purchase, accept and pay for the Products, subject to the terms and conditions of this Agreement.

2.4	During the Term of this Agreement, Seller shall sell and deliver the Products, subject to the terms and conditions of this Agreement.

2.5	Any Party and any relevant Affiliates to such Party whose participation in this Agreement has been confirmed by the other Party in writing shall not withdraw from this Agreement in the absence of prior written consent of the other Party.

2.6	Each Party as well as all Affiliates of such Party that participate in this Agreement shall irrevocably assume joint and several liability for all obligations of such Party under this Agreement.

2.7	Each Affiliate of each Party that participates in this Agreement shall execute a letter of undertaking in the same form as set out in Exhibit C.

2.8	This Agreement is “take-or-pay agreement.” Buyer understands and confirms that Seller has made a substantial investment to expand its production capacity to satisfy the demand of Buyer in reliance upon the trustworthiness of Buyer and the Product supply volume requested by Buyer. In the event that Buyer fails to purchase it contracted volume (including but not limited to any failure to order contracted volume and any failure to pay the purchase price) in any given year, Seller is entitled to invoice Buyer regardless the difference between the Product volume actually ordered by Buyer and Product volume agreed herein at the full contract Price agreed herein, and Buyer is liable to pay the full Price set forth in such invoice within *** of the invoice date. Buyer specifically acknowledges and agrees that it will be liable for the full Price for the portion of Products Buyer agrees to purchase under this Agreement but fails to actually purchase.

2.9	Both Parties understand and hereby agree that Seller will supply Products according to Exhibit A of this Agreement only. Buyer shall determine and be responsible for the fitness of Products for any particular purposes and the processing, usage and utilization of Products.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

2.10	Both Parties understand and hereby agree that, without a prior written consent of Seller, Buyer shall not transfer any Products purchased from Seller according to this Agreement with or without consideration. The Products shall only be used in the production of Buyer. Seller is not responsible for any liability relating to the Products transferred to any third party by Buyer with or without consideration, except when Buyer provides the Products to a third party for tolling.

ARTICLE III SUPPLY OF PRODUCTS

3.1	Products

The Products to be supplied according to this Agreement shall meet the specifications as set forth in Exhibit A to this Agreement. The specifications may be amended only in writing upon the consents of both Parties.

3.2	Price

3.2.1	During the Term of this Agreement, the unit Price (including tax) of Products as provided in Exhibit B shall be a fixed price. The Parties agree that upon the execution of this Agreement, neither Party may require an adjustment of the Price on any grounds, except in the event of statutory adjustment of value-added tax rate.

3.2.2	Value-added tax is included in the unit Price (including tax) and payables. In case of any adjustment to the value-added tax rate, a unit Price (including tax) and payables should be adjusted accordingly since the effective date of the new tax rate.

3.3	Volume

3.3.1	The volume of Products to be purchased by Buyer and to be supplied by Seller during the Term of this Agreement shall be in accordance with Exhibit B (the total volume of Product to be supplied under this Agreement shall be 510 tonnes). Both Parties may make an adjustment (increase or decrease) according to Clause 3.3.2 to the volume of Products (as stipulated in Exhibit B) to be supplied in the following month by no more than *** and such adjustment will not be construed as a breach concerning delivery or acceptance under this Agreement. Notwithstanding the foregoing, the adjusted volume to be supplied and accepted in any given month shall not be less than *** of the original volumes set forth in Exhibit B hereto, and both Parties shall, within *** commencing from the first day of the following month, coordinate to rebalance the supply volume (so that total volume of Product actually supplied adheres to the total volume set forth in Exhibit B).

Such adjustment to supply volume shall not exceed *** times in a given year. In addition, the Parties agree that upon the execution of this Agreement, neither Party may require the adjustment of the supply volume on any grounds in the absence of written agreement by the Parties.

3.3.2	Both Parties hereby agree to adjust the monthly supply volume according to the following procedures:

(a)

In the event that Seller (or Buyer) intends to reduce the monthly Product supply volume as stipulated in Exhibit B for any given month, it shall notify the other Party of the adjusted supply volume in writing prior to the *** of the previous month for that given

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

month. The “Notification of Adjustment to Product Supply Volume” issued by Seller shall set forth the adjusted Product supply volume and the purchase price, which shall be the controlling volume and price. Adjustment made by Seller that complies with the provisions of this Agreement shall be unconditionally accepted by Buyer.

(b)	In the event that Seller (or Buyer) intends to increase the monthly Product supply volume stipulated in Exhibit B in any given month, it shall notify the other Party of the adjusted supply volume in writing prior to the *** of the previous month for that given month. The “Notification of Adjustment to Product Supply Volume” issued by Seller shall set forth the adjusted Product supply volume and the purchase price, which shall be the controlling volume and price. Adjustment made by Seller that complies with the provisions of this Agreement shall be unconditionally accepted by Buyer. With regards to the purchase price for the increased portion of the Product supply volume as a result of the adjustment made by Seller, if Buyer has difficulty in making the Payment, Seller shall grant Buyer a *** grace period for such Payment (during which period Buyer will not be liable for late penalty unless Buyer fails to make the full Payment for the original supply volume), provided that Seller is entitled to refuse to deliver the Products before it receives the full Payment for the purchase price of such increased portion.

3.4	Quality

3.4.1	Seller will only ensure that the quality of Products delivered shall in conformity with the specifications set forth in Exhibit A. Clause 3.6.5 shall apply where any Product is not in conformity with the specifications set out in Exhibit A. If any damages to or claims against Buyer (including but not limited to claims of breach of contract and product liability) arising from any defect in the Products after delivery, Buyer may choose the following remedies: (i) to exchange the defective Products; (ii) to be refunded with the purchase price of such defective Products. The aforementioned remedies are also the only obligation of Seller in connection with quality issues.

3.4.2	In case of any dispute over the Products’ quality, any Party or both Parties may entrust competent authentication institutions to conduct inspection and the inspection report issued by such institutions shall be binding on both Parties. The inspection fees will be advanced by the entrusting Party and be ultimately allocated according to the conclusion of the authentication report as follows:

(a)	if the Products are defective according to the report, Seller shall pay the fees;

(b)	if the Products are not defective according to the report, Buyer shall pay the fees;

(c)	if the authentication institution is not able to reach a clear conclusion, it shall be construed as the Parties having no dispute over the quality of the Products and the inspection fees will be allocated equally between the Parties

3.5	Payment

3.5.1	The total purchase price of to be paid by the Buyer under this Agreement is RMB1,069,650,000. Prior to the *** day of each month, Buyer shall pay to Seller for the Products to be delivered in the following month according to Exhibit B. Seller is entitled to refuse to deliver the Products to Buyer before receiving the full Payment. The legal title of any Products for which Buyer has not fully paid for shall be retained by Seller.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

3.5.3	Prior to the *** day of each month, Seller shall issue an invoice for the Payment that Buyer has made in the given month.

3.5.4	Any Payments by Buyer shall be remitted to the bank account designated by Seller.

3.5.5	Currency. The Parties hereby agree that all transactions shall be settled in Renminbi.

3.6	Delivery

3.6.1	All deliveries of Products shall be made in accordance with the delivery schedules set forth in Exhibit B. After Buyer makes full Payment on or before the *** day of each month for the Products to be delivered in the following month, Seller shall start delivery from the first week of such following month and should try to deliver in equal weekly installments.

3.6.2	Place of Delivery. Unless otherwise agreed by the Parties in writing, the place of delivery should be the premises of Seller or other locations in Jiangsu Province of China (such as workshop, factory or warehouse) designated by Seller. The Products will be picked up by Buyer. All risks of loss and damage of the Products shall shift to Buyer upon delivery.

3.6.3	Transportation and Insurance. The Buyer shall bear the costs and expenses for the transportation and insurance of the Products.

3.6.4	If Buyer requests a deferred delivery due to its own cause or refuses to accept the Products without any good cause, Seller shall give Buyer a grace period of ***. Upon expiration of such grace period, Seller, with a written notice to Buyer, is entitled to place such Products in escrow with notarial authorities or seal up the Products for storage in a proper location designated by Seller at Buyer’s cost with all risks assumed by Buyer. Once the Products are held in escrow or sealed up, the risk relating to the Products shall shift to Buyer, and Buyer shall bear the expense for escrow arrangement or storage. If Buyer delays in picking up the Products for more than *** from the day when he receives the abovementioned notice, it shall be deemed as an irrevocable acceptance of the Products by Buyer except in the event of Force Majeure.

3.6.5	Examination

(a) Buyer shall complete the examination on the numbers and external appearance of the packages of the Products when it picks up the Products. Any objection should be raised extemporarily, or it should be deemed that Buyer does not have any objection over the number and external appearance of the packages.

(b) Buyer shall complete the examination on the weight of the Products within *** from the delivery. Any objection on weight should be raised through a written notice to Seller within such period. Seller shall provide the weight of packaging for the convenience of calculation of the Product weights by Buyer. For avoidance of doubts, the Parties hereby agree that, if the packages are broken or damaged, Buyer may not raise any objection on weight against Seller with respect to the Products with such packaging, and Buyer should be deemed to have no objection over the weight of the Products with such packaging. If Buyer does not raise any objection within *** from the delivery, Buyer should be deemed to have no objection over the weights of the Products.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

(c) Buyer shall complete the examination on the quality of the Products within *** from the delivery. Any objection should be raised through a written notice regarding quality defect to Seller within such period. If Seller confirms the Product defect, Seller should replace such defective Products with qualified Products within *** from the day of receiving the abovementioned notice. If Buyer does not send to Seller any notice regarding quality defect within *** from delivery, the Products delivered by Seller should be deemed to have acceptable quality and meet the specifications set out in Exhibit A.

(d) Buyer should be deemed to have irrevocably accepted the Products if he does not conduct examinations according to this article.

ARTICLE IV FORCE MAJEURE AND EXCUSE

4.1	Applicable Force Majeure

4.1.1	“Force Majeure” means any event occurring after the execution of this Agreement which is not foreseeable to, and cannot be controlled by, and cannot be avoided and overcome by the Parties and which results in partial or complete inability to perform this Agreement by a Party, such as earthquake, typhoon, hurricane, flood or other natural disaster, fire, explosion, war, strike or riot. In case of Force Majeure which causes delayed performance or nonperformance of the obligations of a Party, such Party should be excused from any liability arising from its delayed performance or nonperformance, which should not constitute a breach of this Agreement, provided such Party is not at fault or negligence. Both Parties hereby agree that, the performance of this Agreement should be resumed and continued within *** from the termination of Force Majeure, unless the continued performance of this Agreement has been rendered impossible by the Force Majeure. Any relevant terms and periods in this Agreement should be accordingly postponed to the extent deferred by the Force Majeure.

4.1.2	Change of Laws

If any changes in the Laws governing this Agreement render the performance of this Agreement impossible, neither Parties shall have any claim against the other Party, and the Parties should renegotiate a new cooperation scheme based on the principle of equality.

4.2	Excuses applicable to Seller

4.2.1	Suspend production due to contagion diseases, accidental power outage that lasts *** or longer or causes equipment damages, terrorism incidents, malicious destruction, military actions, acts of sovereignty, or acts of government.

4.2.2	Delayed delivery by Seller due to the emergency repair and maintenance of the equipment.

4.2.3	Shortage of silicon material supply due to force majeure events suffered by Seller’s raw material providers and delayed delivery or non-delivery due to force majeure events suffered by Seller’s tolling partners.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

4.3	Excuses applicable to Buyer

4.3.1	Suspend production due to contagion diseases, terrorism incidents, malicious destruction, military actions, acts of sovereignty, or acts of government.

4.3.2	Delayed delivery by Buyer due to the emergency repair and maintenance of the equipment.

4.3.3	Delayed delivery by Buyer due to raw material shortage as result of force majeure events suffered by Buyer’s key raw material suppliers.

4.4	Notice and Response

The Party being affected by the Force Majeure shall promptly give written notification to the other Party. Such notification shall include a full and complete description of the Force Majeure and its cause, the status of the Force Majeure, and actions such Party has taken and is going to take to overcome the Force Majeure. The Party experiencing the Force Majeure shall exercise due diligence in endeavoring to overcome any delay caused by Force Majeure and shall undertake reasonable measures to make up the time delayed by the Force Majeure without causing additional costs to the other party.

5.	INTELLECTUAL PROPERTY

Any and all drawings, data, designs, tooling, equipment, procedures, engineering changes, inventions, trade secrets, copyrights, mask works, source code, object code, patents, patent applications, know-how, computer and/or product software (including component software) and all parts thereof, trademarks and all other information, technical or otherwise which was developed, made or supplied by or for Seller in the development, production or manufacture of the Products, will be and remain the sole property of Seller (or its licensors, if any). No case in this Agreement shall be construed as a granting of the intellectual property rights regarding the Products to Buyer. Therefore, Buyer will not be directly or indirectly liable for any claim of intellectual property infringement (if any) in connection with the Products or manufacture process of the Products as a result of purchasing the Products from Seller,

6.	CONFIDENTIALITY OBLIGATION AND CONFIDENTIAL INFORMATION

6.1

The Parties (including all relevant Affiliates of each Party participating in this Agreement) hereby acknowledge and agree that, the terms of this Agreement and certain information exchanged between them pertaining to this Agreement (including information regarding research, technology, product developments, marketing plans or conditions, products information, business strategies and the like) constitute the “Confidential Information” of the disclosing Party (the “Disclosing Party”). The purpose of exchanging the Confidential Information is to allow the Parties to perform their obligations and responsibilities under this Agreement. During the Term of this Agreement, and for a period of *** following its termination or expiration of this Agreement, the Party received any Confidential Information as well as its employees, attorneys, financial advisors, officers, directors and shareholders who shall receive such Confidential Information (the “Receiving Parties”) shall not, except with the prior written consent of the disclosing Party, use or divulge, disclose or communicate, to any person, firm, corporation or entity, in any manner whatsoever, the terms of this Agreement or any

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Confidential Information of the Disclosing Party. However, each Party may divulge, disclose or communicate the terms of this Agreement or Confidential Information of the Disclosing Party to its Affiliates if such Affiliates undertake to keep such information strictly confidential in accordance with terms of this Agreement and that each Affiliate has to know the Confidential Information in order to perform this Agreement. Each Party further agrees to use the same degree of care to avoid publication or dissemination of the Confidential Information disclosed to such Party under this Agreement as it employs with respect to its own Confidential Information, but at all times one Party shall use at least reasonable care to protect against disclosure of Confidential Information of the opposite party. Confidential Information does not and shall not include information that:

(a)	was already known to the Receiving Parties at the time such information is disclosed by the other Party;

(b)	was or became publicly known without Receiving Parties’ faults;

(c)	was legally received from a third party without disclosure restriction;

(d)	was independently developed by the Receiving Parties;

(e)	was approved for release by written authorization of the Party disclosing such information under this Agreement; or

(f)	was required by legal or financial reporting purposes to be disclosed; provided, however, that the Party being required to disclose shall, if circumstances permit, provide advanced notice to the other Party and shall allow the other Party a reasonable opportunity to oppose such disclosure, if appropriate.

6.2	The Parties shall treat such Confidential Information as confidential. Each Party shall not reduplicate or use such Confidential Information unless it is necessary to perform its obligations under this Agreement. One Party shall return any or all Confidential Information to the Disclosing Party upon the completion of performance of such obligations, or upon the request of the Disclosing Party.

6.3	Each Receiving Party acknowledges and agrees that any illegally use or disclosure of the Confidential Information may cause irreparable injury to the Disclosing Party for which its loss may not be adequately remedied at Laws, and that any actual or contemplated breach of this article will entitle Disclosing Party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it.

6.4	Each Party (including any Affiliates procuring Confidential Information under this Agreement) agree that, it shall not, without obtaining the prior consent from the other Party, issue or release any announcement, report, declaration, or message about this Agreement or any transaction or clause of this Agreement. However, one Party or its Affiliates may disclose the contents of this Agreement according to the mandatory requirements of its local Laws and applicable Laws. Each Party may report the execution and contents of this Agreement through press and news after reaching a mutual consent on the details of the news report between both Parties.

7.	OWNERSHIP AND USE OF DRAWINGS, DOCUMENTS AND OTHER ITEMS

All drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by the Seller to develop, produce or manufacture the Products hereunder shall be the sole property of the Seller, and promptly upon the expiration, termination or cancellation of this Agreement, shall be delivered to the Seller. The Buyer may use the drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by Seller solely for the purposes of this Agreement and shall not use any of such items for the benefit of any third party.

8.	BREACH, TERMINATION AND RESCISSION

8.1	Buyer’s breach as a result of default in purchase or payment

8.1.1	If Buyer fails to purchase from Seller the entire supply volume as agreed in this Agreement in any particular month, Seller is entitled to make cover sale of such unsold portion of Products in domestic and international markets at its sole discretion. Any shortfall in the cover price (including any related expenses) as compared to the price stipulated in this Agreement shall be paid by Buyer along with any expenses related to the cover sales, provided that the cover price shall not be less than *** of the then current market price and the related expenses shall not exceed *** of the total contract price of such cover sale.

8.1.2	If Buyer fails to make timely Payment according to the contracted schedule, Buyer shall be liable to a penalty equals to ***, and the Parties shall continue to perform this Agreement. If Buyer delays in Payment for *** or more, Seller may send Buyer a written notification, requiring Buyer to remedy its breach within *** and the aforementioned penalty shall continue to accrue. If Buyer fails to remedy its breach within *** from the delivery of such written notice, Buyer shall be deemed to materially breach this Agreement except in the case of Force Majeure, and Seller is entitled to unilaterally terminate this Agreement by a written notice to Buyer, which termination shall become effective upon the receipt of the notice by Buyer. If Buyer remedies its breach within the abovementioned period, Seller is not entitled to terminate this Agreement. If Buyer breaches or materially breaches this Agreement, Seller may choose to claim damages from Buyer according to Clause 8.1.2 and seek relief according to Clause 8.1.1 instead of terminating this Agreement, except where this Agreement is terminated by a binding legal instrument.

8.1.3	If Buyer materially breaches this Agreement and Seller unilaterally terminates this Agreement accordingly, Buyer shall be liable for:

(a)	a penalty according to Clause 8.1.2 of this Agreement (until the termination date of this Agreement), and

(b)	a damage in the amount of ***.

8.2	Seller’s breach liability due to default in Products or delay in delivery

8.2.1

If Seller fails to replace the defective Products with qualified Products within *** according to Clause 3.6.5 of this Agreement, or if Seller fails to satisfy the Product supply volume in a given month or a given contract year as provided under this

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Agreement either by its own production or by sourcing from a third party, then Buyer, after giving Seller a notice and a *** grace period, is entitled to make cover purchase from domestic and international markets at its sole discretion. The portion of the cover price (including any related expenses) that exceeds the price as stipulated in this Agreement (as amended from time to time) and any expenses related to the cover purchase shall be paid by the Seller, provided that the cover price shall not exceed *** of the then current market price and the related expenses shall not exceed *** of the total contract price of such cover purchase. For the avoidance of doubt, the circumstances stipulated in Clause 8.2.1 do not constitute delivery delay or supply volume shortfall by Seller under this Agreement.

8.2.2	If Seller fails to deliver Products on time or in full volume, Buyer shall notify Seller promptly of the details concerning such late delivery or volume shortfall. Seller shall be liable for a penalty equals to ***, and this Agreement shall continue to be performed. If such breach lasts for *** or more after Seller receiving notification of late delivery or volume shortfall from Buyer, Buyer shall send Seller a written notice, requesting Seller to remedy its breach within ***. If Seller fails to remedy its breach within *** from the delivery of such written notice, Seller should be deemed to materially breach this Agreement except in the case of Force Majeure. Buyer is entitled to unilaterally terminate this Agreement by a written notice to Buyer, which termination shall become effective upon the receipt of such notice by Seller. If Seller cures its breach within the period specified above, Buyer is not entitled to terminate this Agreement. During the period when Seller is in breach, Buyer may choose to seek relief against Seller according to Clause 8.2.1 instead of terminating this Agreement, except where this Agreement is terminated by a binding legal instrument.

8.2.3	In the event that Seller materially breaches this Agreement and Buyer unilaterally terminates this Agreement, Seller shall be liable for:

(a)	A penalty in accordance with Clause 8.2.2 of this Agreement (until the termination date of this Agreement), and

(b)	a damage in the amount of ***.

8.3	The Parties agree and confirm that the Parties foresee the Losses which may potentially be caused by breach of this Agreement at the time of executing this Agreement. Both Parties hereby agree to waive their rights to adjust the amount of liquidated damages pursuant to Article 114 of the Contract Law of the People’s Republic of China where such liquidated damages exceed the actual Losses.

8.4	Termination and Rescission

8.4.1	This Agreement shall terminate upon the occurrence of any of the following events:

(a)	Expiration of the Term of this Agreement; or

(b)	Termination by written agreement between the Parties.

8.4.2	This Agreement may be unilaterally terminated by a Party through written notice to the other Party, upon the occurrence of any of the following events:

(a)	the non-breaching Party may terminate this Agreement by notifying the breaching Party in writing when Buyer or Seller commits a material breach under Article 8.1 or Article 8.2; or

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(b)	when one Party is declared bankrupt or becomes the subject in the bankruptcy, liquidation or dissolution proceedings, or ceases operation, or unable to repay due indebtedness, the other Party may unilaterally terminate this Agreement by notifying such Party in writing.

9.	NOTICE

All notices or documents required hereunder shall be given in writing and addressed or delivered to the representative specified herein below. Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt, when sent via registered or certified mail; and (c) the next Business Day, when sent via overnight courier:

Correspondents of each Party for ordinary correspondence relating to this Agreement:

To Seller:

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

No. 66, Yangshan Road, Xuzhou Economic Development Zone, Jiangsu, PRC

Mr. Zhu Guomin / General Manager

To Buyer:

Suzhou CSI Solar Power Technology Co., Ltd.

No. 199 Lushan Road, New District, Suzhou, Jiangsu Province

Name:

Title:

Buyer or Seller may change the representative designated to receive notice hereunder by written notice to the other Party. All correspondence and transmittals between the Parties shall be executed pursuant to coordination procedures as agreed by the Parties.

10.	LANGUAGE

The Parties hereby confirm that this Agreement shall be prepared in Chinese. Any translations in other languages shall be subject to the Chinese version.

11.	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the Laws of PRC. Any non-PRC laws and relevant rules of conflict of laws do not apply to this Agreement.

12.	DISPUTE RESOLUTION

Except as otherwise provided herein, any dispute, controversy or claims arising from, in connection with or relating to this Agreement, or any breach, termination, or invalidation thereof should be settled through binding arbitration at China International Economic and Trade Arbitration Commission, Shanghai Branch, in accordance with the then effective domestic arbitration rules. The arbitration venue shall be Shanghai. The language to be used in arbitration proceedings shall be mandarin.

The arbitration awards reached and rendered by arbitrators shall be final, binding and undisputable, which can be used as a basis for any decision to be made by a court with proper jurisdiction. Arbitration fees (including but not limited to any expenses and costs arising from the appointment of the arbitrators) shall be allocated among the Parties according to the arbitral awards.

13.	NO WAIVER

The failure of either Party to demand strict performance of the terms hereof or to exercise any right conferred hereby shall not be construed as a waiver or relinquishment of its rights to assert or rely on any such term or right in the future.

14.	SEVERABILITY

The invalidation of any article or clause in this Agreement shall not affect the effect and enforceability of any other articles.

15.	ASSIGNMENT

Neither Buyer nor Seller shall assign any obligations under this Agreement without obtaining the prior written consent of the other Party.

16.	SURVIVABILITY

Any and all rights and obligations in connection with remedies, indemnity, and confidentiality as provided herein shall survive the expiration or termination hereof.

17.	AMENDMENT

No amendment, modification, supplement or waiver shall be effective unless made in writing and signed by both Buyer and Seller.

18.	ENTIRE AGREEMENT

This Agreement, which includes this cover agreement and the exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter herein and supersedes any prior agreement or understanding between the Parties.

19.	EFFECTIVENESS

This Agreement will become effective as of the date the Parties execute it.

[No Substantive Text Below; Signature page follows]

[Signature page]

Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

(seal)

(signed by authorized representative)

Buyer: Suzhou CSI Solar Power Technology Co., Ltd.

(seal)

(signed by authorized representative)

EXHIBIT A

PRODUCT SPECIFICATIONS AND QUALITY STANDARD OF

SOLAR-GRADE POLYSILICON

1.	Boron: ***

2.	Phosphorus: ***

3.	Carbon: ***

4.	Total Metals (Fe, Cu, Ni & Cr etc.): ***

5.	Lifetime (N type): ***

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit B

PRODUCT NAME, PRODUCT SUPPLY VOLUME, PRODUCT DELIVERY

SCHEDULE, PRODUCT PAYMENT SCHEDULE AND PRODUCT PRICE

Month	Unit	Sept	Oct	Nov	Dec	Total
Planned Product supply volume	Tonnes	***	***	***	***	***
Unit price after tax	RMB/kg	***	***	***	***
Total price after tax	RMB	***	***	***	***	***
Applicable tax rate		17%	17%	17%	17%
Payment date of each month		***	***	***	***

2009 monthly supply volume and price

Quarter	Unit	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Planned Product supply volume	Tonnes	***	***	***	***	***
Unit price after tax	RMB/kg	***	*** ***	***	***
Total price after tax	RMB	***	***	***	***	***
Applicable tax rate		17%	17%	17%	17%

Notes:

(1)	The after tax unit and the total prices are calculated on the basis of a VAT rate of 17%. In the event that such rate is adjusted, the corresponding after tax price shall be adjusted accordingly.

(2)	The Purchaser shall pay the total amount of the purchase price of the following month prior to the *** of each month.

(3)

The parties shall negotiate and determine the supply volume of the year 2009 in December 2008 based on the production capacity and production schedule of the Seller and the purchasing ability of the Purchaser. In the event that determination can not be reached in December, the supply volume of a given month in year 2009 shall be ***. The after tax unit price of the year multiplied by the supply volume of a month shall be the purchase price of that month.

*** CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT C

LIST OF AFFILIATES FOR EACH CONTRACTUAL PARTY

AND FORM OF UNDERTAKING

List of Affiliates

Affiliates of the Seller:

Affiliates of the Buyer:

CSI Photovoltaic Power (Luoyang) Co., Ltd.

Changshu CSI Solar Power Inc.

Letter of Undertaking

We, CSI Photovoltaic Power (Luoyang) Co., Ltd., understand that Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. and Suzhou CSI Solar Power Technology Co., Ltd. entered into a Silicon Wafer supply agreement dated August 20, 2008 (the “Contract”). As an affiliate of the buyer that satisfies the requirements stipulated in the Contract, our company hereby requests to participate in the contract as one of the buyers.

Our company hereby irrevocably undertakes, if we participate in the contract as one of the buyers (“our Group”), the following terms shall have a binding effect on us:

Our company has reviewed and understands the terms and conditions of the Contract and the Exhibits attached thereto, and we agree to be bound by the terms and conditions of the Contract and the Exhibits attached thereto.

Our company is jointly and severally liable for any obligations of our Group under the Contract. Our company has the rights to accept, inspect, use and process the Products under the Contract, and acknowledges that any and all obligations under the Contract performed by the other Party and any of its Affiliates shall be deemed to have been performed for the benefit of our Group. If our Group is the buyer, seller shall issue invoices to our Group.

If our company no longer satisfies the requirements for Affiliate of the buyer under the Contract, our company shall no longer be entitled to any rights under the Contract, but shall continue to be liable for any liabilities under the Contract arising before our company disqualifies as an Affiliate.

CSI Photovoltaic Power (Luoyang) Co., Ltd

By:
Title:	Legal Representative
Date:	August 20, 2008
Seal:

Letter of Undertaking

We, Changshu CSI Solar Power Inc., understand that Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. and Suzhou CSI Solar Power Technology Co., Ltd. entered into a silicon wafer supply agreement dated August 20, 2008 (the “Contract”). As an affiliate of the buyer that satisfies the requirements stipulated in the Contract, our company hereby requests to participate in the contract as one of the buyers.

Our company hereby irrevocably undertakes, if we participate in the contract as one of the buyers (“our Group”), the following terms shall have a binding effect on us:

Our company has reviewed and understands the terms and conditions of the Contract and the Exhibits attached thereto, and we agree to be bound by the terms and conditions of the Contract and the Exhibits attached thereto.

Our company is jointly and severally liable for any obligations of our Group under the Contract. Our company has the rights to accept, inspect, use and process the Products under the Contract, and acknowledges that any and all obligations under the Contract performed by the other Party and any of its Affiliates shall be deemed to have been performed for the benefit of our Group. If our Group is the buyer, seller shall issue invoice to our Group.

If our company no longer satisfies the requirements for Affiliate of the buyer under the Contract, our company shall no longer be entitled to any rights under the Contract, but shall continue to be liable for any liabilities under the Contract arising before our company disqualifies as an Affiliate.

Changshu CSI Solar Power Inc.

By:
Title:	Legal Representative
Date:	August 20, 2008
Seal: